INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Potrero Media Corporation
San Francisco, California

We have audited the accompanying balance sheets of Potrero Media Corporation (the "Company") as of December 31, 2009 and 2008, and the related statements of income, shareholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Potrero Media Corporation as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

ARMANINO McKENNA  LLP
San Jose, California
September 17, 2010

Potrero Media Corporation
Balance Sheets
(In thousands, except share data)

ASSETS
	September 30,	December 31,
	2010	2009	2008
Current assets	(Unaudited)
Cash and cash equivalents	$ 1,490	$ 1,130	$ 1,571
Accounts receivable, net of allowances of $25, $8 and $204
as of September 30, 2010, December 31, 2009 and 2008, respectively	1,133	838	866
Prepaid expenses and other current assets	99	73	21
Restricted cash	-	500	-
Total current assets	2,722	2,541	2,458

Property and equipment, net	24	23	18
Other intangible assets, net	17	19	27
Goodwill	382	371	268
Restricted cash	-	-	501
Other assets	31	32	31
Total assets	$ 3,176	$ 2,986	$ 3,303

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	1,249	$ 751	$ 754
Accrued expenses	110	53	60
Deferred revenue	39	85	73
Accrued obligation to ERPP participants, current	461	-	-
Total current liabilities	1,859	889	887

Accrued obligation to ERPP participants, net of current portion	504	-	-

Shareholders' equity
Common stock, no par value; 40,000,000 shares authorized;
30,000,000 shares issued and outstanding as of September 30, 2010, December 31, 2009 and 2008	383	383	383
Retained earnings	430	1,714	2,033
Total shareholders' equity	813	2,097	2,416
Total liabilities and shareholders' equity	$ 3,176	$ 2,986	$3,303

The accompanying notes are an integral part of these financial statements.

Potrero Media Corporation
Statements of Operation
(In thousands,)

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)
Revenues	$ 10,747	$ 9,271	$ 12,342	$ 9,925

Cost of revenues and operating expenses:
Direct marketing	7,249	6,380	8,657	6,912
Sales and marketing	1,508	1,086	1,427	1,104
Technology	680	540	750	784
General and administrative	1,993	525	729	722
Total operating expenses	11,430	8,531	11,563	9,522

Income (loss) from operations	(683)	740	779	403

Other income
Interest income	12	18	22	59
Other income, net	-	-	-	16
Total other income	12	18	22	75

Income (loss) before provision for income taxes	(671)	758	801	478

Provision for income taxes	10	11	12	8

Net income (loss)	$ (681)	$ 747	$ 789	$ 470

The accompanying notes are an integral part of these financial statements.

Potrero Media Corporation
Statements of Shareholders' Equity
(In thousands, except share data)

				Total
	Common Stock		Retained	Shareholders'
	Shares	Amount	Earnings	Equity

Balance as of December 31, 2007	30,000,000	$ 383	$ 1,989	$ 2,372

Net income	-	-	470	470
Shareholder distributions	-	-	(426)	(426)

Balance as of December 31, 2008	30,000,000	383	2,033	2,416

Net income	-	-	789	789
Shareholder distributions	-	-	(1,108)	(1,108)

Balance as of December 31, 2009	30,000,000	$ 383	$ 1,714	$ 2,097

The accompanying notes are an integral part of these financial statements.

Potrero Media Corporation
Statements of Cash flows
(In thousands)

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2010	2009	2009	2008
Cash flows from operating activities	(Unaudited)	(Unaudited)
Net income (loss)	$ (681)	$ 747	$ 789	$ 470
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	19	16	22	27
Provision for doubtful accounts	38	23	31	27
Net changes in operating assets and liabilities
Accounts receivable	(333)	(231)	(3)	(234)
Prepaid expenses and other current assets	(26)	(60)	(52)	421
Other assets	1	-	-	(27)
Accounts payable	498	319	(3)	15
Accrued expenses	37	(14)	(19)	(8)
Obligation to ERPP participants	965	-	-	-
Deferred revenue	(46)	(24)	12	40
Net cash provided by operating activities	472	776	777	731

Cash flows from investing activities
Change in restricted cash	500	1	1	(501)
Purchase of property and equipment	(14)	(15)	(19)	(5)
Purchase of intangible assets	(4)	(2)	(23)	(36)
Net cash paid in connection with acquisition	-	-	(69)	(237)
Net cash provided by (used in) in investing activities	482	(16)	(110)	(779)

Cash flows from financing activities
Distributions to shareholders	(594)	(508)	(1,108)	(426)
Net cash used in financing activities	(594)	(508)	(1,108)	(426)
Net increase (decrease) in cash and cash equivalents	360	252	(441)	(474)
Cash and cash equivalents, beginning of year	1,130	1,571	1,571	2,045
Cash and cash equivalents, end of year	$ 1,490	$ 1,823	$ 1,130	$ 1,571

Supplemental disclosures of cash flow information
Cash paid during the year
Income taxes	$ 10	$ 11	$ 12	$ 1

Supplemental Information
Non-cash shareholder distribution	$ 9	-	-	-

The accompanying notes are an integral part of these financial statements.

POTRERO MEDIA CORPORATION
Notes to Financial Statements
December 31, 2009 and 2008, September 30, 2010 (unaudited) and the
Nine Months Ended September 30, 2010 and 2009 (unaudited)
(In thousands, except per share data)

1.         Organization and Summary of Significant Accounting Policies

Potrero Media Corporation (the "Company"), a California S Corporation headquartered in San Francisco, California, was founded in 2003.  The Company is a leading performance-based marketing agency specializing in search marketing, lead generation, and online publishing services for insurance companies worldwide.

Through its network of proprietary websites, the Company offers comprehensive content to consumers looking for all types of insurance, and specializes in providing a high-quality consumer experience that insurance carriers and agents appreciate.  Leveraging the proprietary technology and marketing expertise it has refined over the years, the Company helps shoppers find the coverage they need at a price they can afford, with an emphasis on providing high quality results for its clients.

The Company focuses its efforts in generating health and life insurance leads to U.S. based insurance companies and agents in order to be able to offer true comparative online shopping for this important segment of the insurance market.

Interim Financial Information

The unaudited interim financial statements as of September 30, 2010  and for the nine month periods ended September 30, 2010 and 2009 have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and entries) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2010 are not necessarily indicative of the results that may be expected for the year ended December 31, 2010.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments with original or remaining maturities of 90 days or less at the date of purchase to be cash equivalents.  The Company maintains the majority of its cash balance at two financial institutions.  The balances in these accounts were in excess of federally insured limits as of September 30, 2010, December 31, 2009 and December 31, 2008.

POTRERO MEDIA CORPORATION
Notes to Financial Statements
December 31, 2009 and 2008, September 30, 2010 (unaudited) and the
Nine Months Ended September 30, 2010 and 2009 (unaudited)
(In thousands, except per share data)

Organization and Summary of Significant Accounting Policies (continued)

Accounts receivable and allowance for doubtful accounts

The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers and generally does not require collateral.  The Company evaluates the collectability of its accounts receivable based on a combination of factors.  When the Company believes collectability issues exist with respect to a specific receivable, the Company records an allowance to reduce that receivable to the amount that it believes to be collectible.  The allowance for doubtful accounts was $25 (unaudited), $8 and $204 as of September 30, 2010, December 31, 2009 and December 31, 2008, respectively.

Customer concentration

The Company had two customers that accounted for 38% (unaudited), 34% and 25% of total accounts receivable as of September 30, 2010, December 31, 2009 and 2008, respectively.  The Company had three customers that accounted for 38% (unaudited), 31% and 46% of total revenues during the nine months ended September 30, 2010, and years ended December 31, 2009 and 2008, respectively.

The Company is subject to all of the risks inherent in the electronic commerce industry and special risks related to the online insurance industry.  These risks include, but are not limited to, uncertain economic conditions, the changing nature of the internet, variations in the availability and cost of acquiring consumer traffic, unpredictability of future revenues, reliance on key customers who are themselves subject to volatility.  These risks and uncertainties, among others, could cause the Company's actual results to differ materially from historical results or those currently anticipated.

Property and equipment

Property and equipment are stated at cost net of accumulated depreciation.  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to seven years.  Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter.  When assets are retired or disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gains or losses are included in other income.  Repairs and maintenance costs are charged to expense in the period incurred.

Goodwill

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and identifiable intangible assets acquired. Goodwill also includes other intangible assets consisting of a portfolio of generic domain names on the accompanying balance sheets.  This portfolio of domain names has been determined to have an indefinite life and as a result is not amortized.  There was $49 (unaudited), $58 and $36 of such

POTRERO MEDIA CORPORATION
Notes to Financial Statements
December 31, 2009 and 2008, September 30, 2010 (unaudited) and the
Nine Months Ended September 30, 2010 and 2009 (unaudited)
(In thousands, except per share data)

Organization and Summary of Significant Accounting Policies (continued)
Goodwill (continued)

domain names included within goodwill on the accompanying balance sheets as of September 30, 2009, December 31, 2009 and 2008, respectively.

The Company reviews goodwill and other intangible assets with indefinite lives annually for impairment and when events or changes in circumstances indicate the carrying value may not be recoverable.  An impairment charge is recorded if the carrying value exceeds the assets' fair value.  Determining the fair value of a reporting unit is judgmental in nature and involves the use of significant estimates and assumptions including revenue growth rates and forecasted operating margins used to calculate projected future cash flows, risk-adjusted discount rates, future economic and market conditions, and determination of appropriate market comparables.  There were no impairment charges recorded during the years ended December 31, 2009 and 2008.

Impairment of long-lived assets

Long-lived assets, such as property and equipment and purchased intangibles with finite lives (subject to amortization), are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount.  In addition to the recoverability assessment, the Company routinely reviews the remaining estimated lives of its long-lived assets.  Any reduction in the useful life assumption will result in increased depreciation and amortization expense in the period when such determination is made, as well as in subsequent periods.

Revenue recognition

The Company generates revenue from the following sources: (1) Lead generation - utilizing the Company's internally designed and developed lead generation platform, the Company delivers information to customers by providing opportunities to contact qualified and interested potential consumers, (2) Online publishing - the Company manages a network of web properties that provide some of the targeted consumer content on the Web, and (3) Search management - a marketing channel facilitated through sales relationships with leading search engines.  The Company's principal source of revenues is the transaction fees from participating insurance providers, either directly from an insurance company, from a large insurance broker, or from a local insurance agent.  While quotes and other information obtained through the Company's online insurance marketplace are provided to consumers free of charge, the Company earns revenues from participating insurance companies or agents based on the delivery of qualified leads.  These fees are earned, generally, from the delivery of a lead to a participating insurance provider or local agent.  In certain instances, consumers are provided the opportunity to link directly to a third-party insurance provider's website.  In these situations, the consumer will complete the third-party company's online application, and the Company will be paid a fee for that consumer transaction or "click-through."

POTRERO MEDIA CORPORATION
Notes to Financial Statements
December 31, 2009 and 2008, September 30, 2010 (unaudited) and the
Nine Months Ended September 30, 2010 and 2009 (unaudited)
(In thousands, except per share data)

Organization and Summary of Significant Accounting Policies (continued)

Revenue recognition (continued)

The Company recognizes revenue when persuasive evidence of an arrangement between the Company and the customer exists, delivery of the "lead" or "click-through" has occurred or service has been provided to the customer, the price to the customer is fixed or determinable, and collectability of the sales price is reasonably assured.

The Company is considered the primary obligor to its customers.  It separately negotiates each sales or unit pricing contract independent of any publisher arrangements, assumes the credit risk for amounts invoiced to its customers, and has discretion in the publisher selection.  Therefore, it generally recognizes revenues on a gross basis.  Advertising expenses that are directly related to a revenue-generating event are recorded as a component of direct marketing expense.

Direct marketing expense

The Company's marketing strategy is designed to increase consumer traffic to its network of websites and to drive awareness of its customers.  The Company employs various means of advertising, which consist primarily of online advertising, sponsored search, portal advertising,
e-mail campaigns and strategic partnerships with high-profile online companies that can drive significant traffic to its site.  Online advertising payments based on per unit transactions are expensed in the period the transaction occurs.

Costs related to general advertising and promotions of products are charged to sales and marketing expense as incurred.

Income taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code.  Accordingly, the financial statements do not include a provision for federal income taxes.  Instead, its earnings and losses are included in the shareholders' personal income tax returns and are taxed based on the shareholders' personal tax situation.  Provision has been made for state franchise tax equal to 1.5% of taxable income.  The Company recorded a provision for income taxes of $10 (unaudited), $12 and $8 for the nine months ended September 30, 2010 and years ended December 31, 2009 and 2008, respectively.

POTRERO MEDIA CORPORATION
Notes to Financial Statements
December 31, 2009 and 2008, September 30, 2010 (unaudited) and the
Nine Months Ended September 30, 2010 and 2009 (unaudited)
(In thousands, except per share data)

2.	Restricted Cash

The Company had $500 and $501 in money market funds which represent collateral for credit card charges as of December 31, 2009 and 2008, respectively.  The collateral value of the securities account should be no less than the Company's $500 credit limit.  The entire collateral value became unrestricted by the credit institution in 2010.

3.	Property and Equipment

Property and equipment consisted of the following as of December 31,

  2009                           2008
Computer and office equipment                                                                         $ 75                           $ 61
Leasehold improvements                                                                                         5                              -_
                           80                               61
Less accumulated depreciation and amortization                                             (57)                            (43)
   $ 23                           $ 18

As of September 30, 2010 (unaudited), property and equipment, net was $24, which consisted of computer and office equipment and leasehold improvements for $89 and $5 respectively, less accumulated depreciation and amortization of $70.

Depreciation and amortization expense totaled $13 (unaudited), $14 and $24 for the nine months ended September 30, 2010 and years ended December 31, 2009 and 2008, respectively.

4.	Acquisition

On August 31, 2008, the Company acquired all of the assets of Mariposa Media LLC ("Mariposa"), an online marketing company, for $225 in cash plus eight quarterly contingent payments calculated based on 4.5% of the gross profit derived by the Company from the acquired business subsequent to the acquisition date through August 30, 2010.  The Asset Purchase Agreement ("Agreement") provides for a portion of the purchase price to be placed in escrow as a hold-back in order to protect the Company against risk of indemnity obligations resulting from the acquisition.  The hold-backs accrue interest at 2% per annum.

POTRERO MEDIA CORPORATION
Notes to Financial Statements
December 31, 2009 and 2008, September 30, 2010 (unaudited) and the
Nine Months Ended September 30, 2010 and 2009 (unaudited)
(In thousands, except per share data)

4.	Acquisition (continued)

The total purchase price was allocated to Mariposa's tangible and intangible assets based upon fair values as of August 31, 2008.  The excess purchase price over the value of the net assets including identifiable intangible assets was recorded as goodwill.  The purchase price in the transaction was allocated as follows:

Amount
Upfront cash consideration                                                                                       $   225
Transaction costs                                                                                                 9
Total contingent payments through December 31, 2009            109

Total consideration                                                                                    $ 343

  Estimated
Amount                         Useful Life
Identifiable intangible assets:
Domain names                                                                                     $      3                     indefinite
Customer relationship                                                                                      10                                4
Non-compete agreements                                                                                    20                                4
Goodwill                                                                                                310                            indefinite

Total consideration                                                                                          $ 343

POTRERO MEDIA CORPORATION
Notes to Financial Statements
December 31, 2009 and 2008, September 30, 2010 (unaudited) and the
Nine Months Ended September 30, 2010 and 2009 (unaudited)
(In thousands, except per share data)

5.         Goodwill and Other Intangible Assets

The following table summarizes the changes in the carrying amount of goodwill and other intangibles assets with indefinite lives:

Balance as of December 31, 2007                                                                                                                                 $      -

Acquisition of Mariposa                                                                                                                                                232
Domain names purchased from vendors                                                                                                                       36

Balance as of December 31, 2008                                                                                                                                      268

Contingent payments for acquisition of Mariposa                                                                                                      81
Domain names purchased from vendors                                                                                                                       22

Balance as of December 31, 2009                                                                                                                                      371

Contingent payments for acquisition of Mariposa (unaudited)                                                                                20
Distribution of domain names to Shareholders (unaudited)                                                                                       (9)

Balance as of September 30, 2010 (unaudited)                                                                                                          $    382

Acquired intangible assets, subject to amortization, were as follows:

                                             As of December 31, 2009
Accumulated
Cost                 Amortization                        Net
Customer relationship                                                                      $   10                        $    4                             $     6
Non-compete agreements                                                                     20                              7                                  13

$   30                        $  11                              $   19

                                    As of December 31, 2008
Accumulated
 Cost                   Amortization                         Net
Customer relationship                                                                     $   10                        $    1                                $    9
Non-compete agreements                                                                    20                              2                                    18

$   30                        $    3                                $  27

POTRERO MEDIA CORPORATION
Notes to Financial Statements
December 31, 2009 and 2008, September 30, 2010 (unaudited) and the
Nine Months Ended September 30, 2010 and 2009 (unaudited)
(In thousands, except per share data)

5.         Goodwill and Other Intangible Assets (continued)

Amortization expense related to the acquired intangible assets was $6, $8 and $3 for the nine months ended September 30, 2010 and years ended December 31, 2009 and 2008, respectively.  As of December 31, 2009, the Company expects the amortization expense in future periods to be:

                     Customer                     Non-Compete
                  Relationship                      Agreements                      Total
Year Ending December 31,
2010                                  $       2                  $          5                $    7
2011                                   2                                          5                                      7
2012                                                                           2                                          3                                      5
                                                      $           6                              $        13                                $  19

6.         Equity Participation Rights Plan

The Company established an equity participation plan (the "Plan") on January 4, 2007.  Under the Plan, one or more Participation Rights ("Units") may be awarded at the discretion of the Board to employees and consultants of the Company who are designated to be participants under the Plan.  Each award entitles participants to receive a bonus amount from the Company equal to a portion of the value of the net shareholder proceeds based on the vested portion of the participant's award ("Units"), solely in the event of a liquidity event.  No bonuses will be paid on any awards unless there is an occurrence of a liquidity event.

The bonuses to be paid under this Plan can be in the form of cash or other such consideration approved by the Board.  Awards generally vest one-forth (1/4th) after a participant has completed one year of continuous service and thereafter one-forty-eighth (1/48th) each month.  All vesting ceases upon the date of the liquidity event, and any unvested portion of the award as of the date of the liquidity event shall be forfeited.  Further, the Plan may require that employees continue service as an employee through a transition period of up to twelve months following the liquidity event as a condition for payment.  If the continuous service of a participant terminates prior to the date of a liquidity event, then the participant shall not be entitled to any payment under this Plan.  However, at the sole discretion of the Company, a participant who terminates his or her continuous service with vested ("Units"), and executes a release of claims, and executes and abides by a non-competition agreement with terms and in a form as required by the Company, may be offered the right to receive some or all of the bonus payments the participant would otherwise have been entitled to had the participant not terminated his or her continuous service, in the event of a liquidity event within two years of termination.

POTRERO MEDIA CORPORATION
Notes to Financial Statements
December 31, 2009 and 2008, September 30, 2010 (unaudited) and the
Nine Months Ended September 30, 2010 and 2009 (unaudited)
(In thousands, except per share data)

6.         Equity Participation Rights Plan (continued)

The following table summarizes Participation Rights ("Units") activity:

Units outstanding as of December 31, 2007                                      2,436,233

Granted                                                                                              683,500
Forfeited                                                                                           (581,689)

Units outstanding as of December 31, 2008                                      2,538,044

Granted                                                                                              604,000
Forfeited                                                                                           (518,997)

Units outstanding as of December 31, 2009                                      2,623,047

There were 1,870,016 and 1,392,891 ("Units") vested as of December 31, 2009 and 2008, respectively, under the Plan.
The bonus amount to be paid to participants with respect to the vested number of Participation Rights ("Units") is equal to:

(Number of Vested Units) x (1/35,294,118) x (Sales Proceeds net of transaction related cost).

The Board may suspend or terminate the Plan at any time and for any reason.  The suspension or termination of the Plan shall not impair rights and obligations under any awards of a participant that are granted while the Plan is in effect, while such awards are outstanding.

As payments under the Plan are contingent on the occurrence of a liquidation event, as defined in the Plan, which the Company did not consider to be probable or estimable as of December 31, 2009, no liability has been recognized.  On August 31, 2010, the Company signed a Stock Purchase Agreement to sell to InsWeb Corporation all of the Company's issued and outstanding shares for an aggregate purchase price of $12,000, of which $3,000 is contingent upon a future event (See Note 8).   Further, the Company agreed to accelerate vesting for all active participants effective upon closing of the transaction.

For the nine months ended, September 30, 2010, the Company had recognized compensation expense of $965 (unaudited) under the Plan, which was recorded in general and administrative expenses and included in current and long term portions of accrued obligations to ERPP participants, of which $252 is subject to the Company meeting certain earnout provisions of the Stock Purchase Agreement.

POTRERO MEDIA CORPORATION
Notes to Financial Statements
December 31, 2009 and 2008, September 30, 2010 (unaudited) and the
Nine Months Ended September 30, 2010 and 2009 (unaudited)
(In thousands, except per share data)

7.         Commitments and Contingencies

Related party operating lease

The Company leases its office building under a six-year operating lease agreement from Mission Potrero Properties LLC ("Mission Potrero"), a related party, at a monthly rate of $12 through September 2014.  The lease is renewable in four 5-year increments through 2034.

The Company's shareholders also own 100% of Mission Potrero.  Mission Potrero paid $1,967 for the building including improvements and has $1,465 in loans collateralized by the property.

The loans on the building are guaranteed by the Company and the two shareholders.  The monthly rent payment under the lease approximates market value.  The Company believes the related party lease terms have not been significantly affected by the fact that the Company and the lessor are related.

Contractual lease commitments as of December 31, 2009 are summarized as follows:

Years ending December 31,
2010                                                                                                            $           150
2011                                                                                                                         150
2012                                                                                                                         150
2013                                                                                                                         150
2014                                                                                                                         112

$712

Rent expense was $151 and $84 during 2009 and 2008, respectively.

Contingencies

The Company is subject to certain legal proceedings and claims arising in the normal course of business.  The Company is involved in a legal proceeding which, in the opinion of management, is not expected to have a material effect on the Company's financial position, results of operations, or liquidity.

8.         Subsequent Events

On August 31, 2010, the Company and InsWeb Corporation (the "Buyer" or "InsWeb") entered into a Stock Purchase Agreement whereby the Company is to sell all of its issued and outstanding shares to the Buyer at an aggregate purchase price of $12,000 including cash and stock consideration.  The purchase price includes contingent consideration subject to the Company meeting certain performance criteria based on an adjusted EBITDA targets for 2011-2013.

POTRERO MEDIA CORPORATION
Notes to Financial Statements
December 31, 2009 and 2008, September 30, 2010 (unaudited) and the
Nine Months Ended September 30, 2010 and 2009 (unaudited)
(In thousands, except per share data)

8.         Subsequent Events (continued)

The Company also decided to accelerate vesting for all ("Units") outstanding as of August 31, 2010 before the closing of the sale with InsWeb. As of September 30, 2010, the $965 (unaudited) amount (see footnote 6) had been included in the Company’s financial statements and was included in the current and long term portions of obligations to ERPP participants.

Management evaluated subsequent events for possible impact on the financial statements as of December 31, 2009 and 2008 and for the years then ended, through September 17, 2010, the date the December 31, 2009 financial statements were available for issuance.

On September 29, 2010 (unaudited), the Company entered into Amendment Two of the Stock Purchase Agreement with InsWeb.  On October 1, 2010, all of the common stock of the Company was acquired by InsWeb at an aggregate purchase price of $12,844 of which $12,000 is a combination of cash and stock consideration and $844 is related to an adjustment in working capital.

In October 2010 (unaudited), the Company was released as a guarantor on the Mission Potrero loans.

Management has further evaluated subsequent events for possible impact on the unaudited interim financial statements as of September 30, 2010 and the nine month period then ended through December 14, 2010, the date the September 30, 2010 financial statements were available for issuance.